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                                                                   Exhibit 10.31




                                                               [DIGITALNET LOGO]

                                                            GOVERNMENT SOLUTIONS






                                2003 Short Term
                               Incentive Program
                                 Plan Document






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                         DIGITALNET GOVERNMENT SOLUTIONS


TABLE OF CONTENTS

PROGRAM DOCUMENT

         I.      Introduction

         II.     Purpose

         III.    Effective Date

         IV.     Eligibility

         V.      Program Design
                 A.  Overview
                 B.  Components
                 C.  Payout

         VI.     Administrative Provisions
                 A.  Target Goal
                 B.  Payment
                 C.  Alterations, Interpretation and Review
                 D.  Partial Service, Transfer, Termination and Leave of Absence
                 E.  Tax Liabilities
                 F.  Employment-at-Will
                 G.  Equal Opportunity
                 H.  Events Not Covered by the Program
                 I.  Other Agreements
                 J.  Modification, Suspension or Termination

         Appendixes
                 A.  Payout Matrix
                 B.  Example Worksheet


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I.    INTRODUCTION

      The DigitalNet Government Solutions LLC ("DigitalNet" or the "Company") 2003 Short Term Incentive Program ("STIP" or the "Program") supersedes all previous documents relating to annual incentive compensation. The entire Program content is contained herein and in the Target Goal Worksheet Documents, and no one at the Company is authorized or permitted to enter into any additional or other agreements, or make any verbal or written representations, regarding incentive compensation for Participants.

II.   PURPOSE

      - Align the management team's financial interests with those of the Company shareholders.

      - Support a performance-oriented environment that rewards individual, business unit and overall DigitalNet Government Solutions results.

      - Attract, motivate and retain key management who are critical to the long-term success of the Company.

      - Align compensation with the Company's business strategy, values and management initiatives.

III.  EFFECTIVE DATE

      This Program shall take effect on January 1, 2003, and remain in effect until December 31, 2003, unless modified, suspended or terminated at the discretion of the Company.

IV.   ELIGIBILITY

      Employees eligible to participate in the Program (hereinafter called "Participants") are designated from management positions by executive management. An eligible employee is designated as a Participant by delivery of a personalized Target Goal Worksheet Document along with the Plan document. A Participant must be an active employee in an incentive eligible position at the time of payment in order to be eligible for payment under the Program. To receive any incentive payments from this Program, the Participant must sign his/her personal TARGET GOAL WORKSHEET DOCUMENT as acknowledgement of receipt of his/her plan document.

      While a Participant is covered under this Program, they will not be eligible for any other Company incentive plan.

      Participation is determined on a year-to-year basis. Continued participation in the Program is not guaranteed. If a previously eligible Participant is not designated as a Participant in a subsequent year, he or she will not receive any adjustment to base salary or additional compensation in lieu of his or her prior participation in the Program or as a result of ceasing to be a Participant.


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V.    PROGRAM DESIGN

      A.  OVERVIEW

          The Participant will be assigned an incentive earnings target expressed in U.S. dollars. This will represent the approximate amount of compensation that the Participant may receive for the achievement of 100% performance in the financial and subjective individual goals, assigned in his/her TARGET GOAL WORKSHEET DOCUMENT.

          The Participant's opportunity to receive incentive compensation will be governed by the terms and conditions of this Program and applicable Company policy.

          1.  BASE SALARY

              The Participant's base salary is a fixed amount established by the Company, which is currently paid semi-monthly. The base salary is exclusive of overtime, premiums, differentials, and employee benefits.

          2.  INCENTIVE COMPENSATION

              This Program provides the opportunity to earn incentive compensation, based upon the financial achievements of the Company, the Business units comprising the Company, programs defined within the business units, as well as achievement against individual objectives.

              The Short Term Incentive Plan is designed so that each Participant is rewarded based on the performance of their organizational unit and the unit(s) above. The specific criteria used to measure achievement depends upon position and function within the organization. Participants with program management responsibilities will have financial targets related to their respective programs, the unit above and DigitalNet overall. Participants at the Senior Executive and Staff Management levels will have financial targets related to the DigitalNet overall and their business units, where applicable. All Participants will also have Booked Backlog and subjective individual goals. Each of these targets is considered a component.

      B.  COMPONENTS

          Certain financial components may be weighted differently dependent upon the nature of the job responsibilities of the Participant. The weighting of each component is reflected in the Target Goal Worksheet of each Participant.

          The financial components are described as:

          REVENUE (SALES): The inflow of assets to the company resulting from the delivery of goods and services to its customers as reported in the DigitalNet Government Solutions Monthly Financial Reports.


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          GROSS MARGIN: Calculated by subtracting cost of goods sold from revenue as reported in the DigitalNet Government Solutions Monthly Financial Reports.

          EBITDA: Earnings Before Interest, Taxes, Depreciation & Amortization as calculated in the DigitalNet Government Solutions Monthly Financial Reports.

          BOOKED BACKLOG: Booked Backlog is the estimated revenue from customer contracts including option periods expected to be exercised. The financial target will be expressed in terms of backlog at year end for the following year (backlog at 12/31/2003 for 2004).

          Shortly after the beginning of each plan year, the Finance Department will provide the target goals for the DigitalNet and Business Unit financials. These financial numbers will provide the goals for all financial components reflected in the Target Goal Worksheet Document.

-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
       COMPONENTS             PROGRAM/ PROJECT       PROGRAM/ PROJECT VP /   OPERATIONS SENIOR VP /      DIGITALNET STAFF
                                   MANAGER                 DIRECTOR               KEY PERSONNEL             MANAGEMENT
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
    PROGRAM/ PROJECT             OVERALL 40%              OVERALL 40%
         Revenue                     60%                      50%
      Gross Margin                   40%                      30%
     Booked Backlog                  0%                       20%
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
      BUSINESS UNIT              OVERALL 30%              OVERALL 25%              OVERALL 40%
         Revenue                     50%                      50%                      50%
      Gross Margin                   30%                      30%                      30%
     Booked Backlog                  20%                      20%                      20%
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
       DIGITALNET                OVERALL 25%              OVERALL 30%              OVERALL 50%             OVERALL 80%
         Revenue                     50%                      50%                      50%                     50%
         EBITDA                      30%                      30%                      30%                     30%
     Booked Backlog                  20%                      20%                      20%                     20%
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
  INDIVIDUAL OBJECTIVES              5%                       5%                       10%                     20%
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
          TOTAL                     100%                     100%                     100%                     100%
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------

      C.  PAYOUT

          1.  Financial Components

              The Finance Department will provide the performance and levels of achievement against target goals reflected in the Target Goal Worksheet Document. The


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              PERCENTAGE of achievement of each measure will be determined by the actual results of each measure divided by the target goals for that measure. The PAYMENT of each measure will be the target dollars of each measured objective multiplied by the achievement percentage on the payout matrix.

              The range of payout for each component will be a 50% payout for achievement at minimum target goals (minimum for payout). All financial components are eligible for overachievement up to a maximum of 150% payout for achievement of the maximum target. See Appendix A for Payout Matrices.

          2.  Individual Objectives Component

              The Participant's immediate manager will establish individual objectives that may be quantitative or subjective at the beginning of each plan year. At the end of each plan year, the manager will determine the eligible percentage performance for the individual objectives component. The Senior Leadership Team member will have final approval on the immediate manager's recommendation.

              The range of payout will be from 50% for achievement at the minimum target and 100% of achievement at the maximum target.

         4.   Example of calculations:

              Participant at $100,000 base and 15% Total Target Bonus = $15,000 Total Target Dollars

(EXAMPLE OF PROGRAM DIRECTOR TARGET WORKSHEET)

------------------------------------ ---------------- ----------------- ---------------- ---------------- -------------
                                                       CY 2003 TARGET      GOALS FOR        GOALS FOR      GOALS FOR
            COMPONENTS                   WEIGHT        BONUS DOLLARS    MINIMUM PAYOUT    TARGET PAYOUT     MAXIMUM
                                                                              50%             100%        PAYOUT 150%
                                                                         ($ IN 000'S)     ($ IN 000'S)    ($ IN 000'S)
------------------------------------ ---------------- ----------------- ---------------- ---------------- -------------
         PROGRAM/ PROJECT              OVERALL 40%
              Revenue                      50%             $3,000           $33,250          $35,000        $38,500
           Gross Margin                    30%             $1,800           $8,313           $8,750          $9,625
          Booked Backlog                   20%             $1,200           $27,000          $30,000        $33,000
------------------------------------ ---------------- ----------------- ---------------- ---------------- -------------
           BUSINESS UNIT               OVERALL 25%
              Revenue                      50%             $1,875          $105,165         $110,700        $121,770
           Gross Margin                    30%             $1,125           $23,560          $24,800        $27,280
          Booked Backlog                   20%              $750            $90,000         $100,000        $110,000
------------------------------------ ---------------- ----------------- ---------------- ---------------- -------------
            DIGITALNET                 OVERALL 30%
              Revenue                      50%             $2,250          $311,400         $327,800        $360,580
              EBITDA                       30%             $1,350           $42,370          $44,600        $49,060
          Booked Backlog                   20%              $900           $208,800         $232,000        $255,200
------------------------------------ ---------------- ----------------- ---------------- ---------------- -------------
       INDIVIDUAL OBJECTIVES               5%               $750              n/a              n/a            n/a
------------------------------------ ---------------- ----------------- ---------------- ---------------- -------------
       TOTAL BONUS POTENTIAL              100%            $15,000           $7,500           $15,000        $22,500
------------------------------------ ---------------- ----------------- ---------------- ---------------- -------------


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(EXAMPLE OF PROGRAM DIRECTOR PAYOUT)

-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
                                                    TARGET BONUS DOLLARS @                                ACTUAL EARNED
          GOALS                WEIGHT OF GOALS           100% OF GOAL         ACTUAL PERCENTAGE OF          INCENTIVE
                                                                                   ACHIEVEMENT              (ROUNDED)
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
    PROGRAM/ PROJECT             OVERALL 40%
         Revenue                     50%                    $3,000                    110%                    $4,500
      Gross Margin                   30%                    $1,800                     95%                     $900
     Booked Backlog                  20%                    $1,200                     95%                     $900
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
      BUSINESS UNIT              OVERALL 25%
         Revenue                     50%                    $1,875                    100%                    $1,875
      Gross Margin                   30%                    $1,125                    105%                    $1,406
     Booked Backlog                  20%                     $750                     105%                     $938
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
       DIGITALNET                OVERALL 30%
         Revenue                     50%                    $2,250                    110%                    $3,375
         EBITDA                      30%                    $1,350                     95%                     $675
     Booked Backlog                  20%                     $900                     110%                    $1,350
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
  INDIVIDUAL OBJECTIVES              5%                      $750                      90%                     $675
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
          TOTAL                     100%                    $15,000                                          $16,594
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------



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VI.   ADMINISTRATIVE PROVISIONS

      A.  TARGET GOAL

          The Target Goal is the level of performance that will be expected of the Participant's individual objectives or measurable factor from an organizational component. Once target goals are established, adjustments usually should not be necessary; however, the Company reserves the right to make changes (up or down) to individual target goals due to changes in business conditions or other factors, at the sole discretion of and with the explicit approval from the DigitalNet Government Solutions President.

          EACH PROGRAM PARTICIPANT MUST SIGN THE TARGET GOAL WORKSHEET DOCUMENT ESTABLISHING EACH OF THE PARTICIPANT'S TARGETS BEFORE ANY INCENTIVES WILL BE PAID TO THE PARTICIPANT. ALL ORIGINALS MUST BE FILED WITH THE COMPENSATION DEPARTMENT AND LOCAL MANAGEMENT SHALL MAINTAIN COPIES.

      B.  PAYMENT

          Incentive calculations will be based upon the Participant's base salary on January 1, 2003. Awards will be paid only to Participants who are still considered active under this Program at the time of payment. Payment will be made to the Participant in the same form in which his/her normal pay is processed. Participants will receive their awards in the first quarter following the Program year.

      C.  ALTERATIONS, INTERPRETATION AND REVIEW

          The Compensation Director, in conjunction with the Senior Vice President of Administrative Services, has been charged with the responsibility for the review of and adherence to the Program's provisions and all other incentive compensation programs and policies within its sole discretion, and for approving alterations to and interpretation of the Program. Participants seeking clarification of Program provisions or incentive policy should direct their inquiries to the DigitalNet Compensation

      D.  PARTIAL SERVICE, TRANSFER, TERMINATION AND LEAVE OF ABSENCE

          1.  Partial Service Policy

              Partial Service employees who are newly hired or promoted into an incentive-eligible position so as to become Participants after the beginning of the year but prior to October 1, 2003 may become eligible to receive a prorated payment based on the number of full months in that position divided by 12. Service beginning ON or BEFORE the fifteenth (15th) of a calendar month will yield a full month's credit. Credit will begin the first (1st) of the following month if service begins AFTER the fifteenth (15th) of a calendar month.


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          2.  Transfer Policy

              Program Participants who transfer to another position within the Company during the program year may continue to be eligible for incentive compensation or may be removed if they transfer to an ineligible position. The Compensation Director, in conjunction with the Senior Vice President of Administrative Services will determine eligibility, and targets will be adjusted, as they deem appropriate.

          3.  Termination Policy

              The following policy applies to Participants who terminate from the Company (either voluntarily or involuntarily):

              For the purpose of this Program, a Participant is considered terminated from this Program on the last day of active employment. The employee may still be "on the payroll", e.g., during any layoff, severance, or salary continuation period, but if the employee is not actively engaged in incentive eligible activities, the employee is ineligible for any form of incentive earnings, without regard to any layoff notification period, severance or salary continuance.

              In the event that a Program Participant becomes totally disabled (as determined for purposes of the Company's long-term disability plan), or dies during the Program year (but after the end of the first quarter), the Program Participant (or the designated beneficiary) will be eligible to receive Incentive Compensation determined on the Participant's performance up to the end of the fiscal quarter prior to the date of disability, or death (annualized through the end of the year). Any resulting award determined under the Participant's Target Goal Worksheet Document will be prorated based upon the Partial Service Policy in paragraph 1 of this part D. Payment, if any, will be processed in accordance with the Program.

              Participants who terminate from the Company for any reason other than death or total disability are considered terminated from this Program upon their termination date and will not receive any STIP payment with respect to the year of termination.

          4.  Leave of Absence Policy (LOA)

              A Participant is considered active in the Program when on an approved Leave of Absence for a period equal to or less than three (3) months. No change in targets or measurements will be made with respect to such a leave. For a LOA greater than three (3) months, Program eligibility and participation will be suspended until active status is resumed and the final payment will be prorated to reflect the period of time on LOA.


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      E.  TAX LIABILITIES

          Deductions for all appropriate local, state and federal tax liabilities will be calculated and withheld from all Incentive Compensation payments.

      F.  EMPLOYMENT-AT-WILL

          The employment of all Program Participants at DigitalNet is for an indefinite period of time and is terminable at any time, with or without cause being shown, by either the Program Participant or the Company. This Program shall not be construed to create a contract of employment for a specified period of time between the Company and any Program Participant. The Company retains the rights to change its employment and compensation policies and practices at any and all times.

      G.  EQUAL OPPORTUNITY

          It is the policy of DigitalNet Government Solutions and its subsidiaries and affiliates to provide equal employment opportunity for all employees and to take Affirmative Action to ensure that employment, training, compensation, transfer, promotion, and other terms and conditions of employment are provided without regard to race, color, religion, national origin, gender, age, marital status, sexual orientation, disability, Vietnam-era Veteran status, status as a disabled Vietnam-era Veteran or any other protected category. The company is committed to maintain a workforce free of racial, sexual, or any other type of unlawful harassment.

      H.  EVENTS NOT COVERED BY THE PROGRAM

          The Compensation Director, in conjunction with the Senior Vice President of Administrative Services, will review any event not described or anticipated by this Program, and they will have the sole discretion to determine the final and binding resolution. This may include recognition of any financial adjustments that are not associated with the efforts of the Participant(s).

      I.  OTHER AGREEMENTS

          This Program, including any amendment or supplement hereto, constitutes the entire understanding of DigitalNet Government Solutions and its subsidiaries and affiliates with respect to the Short Term Incentive Program and cancels and supersedes all other policies or agreements relating to such Incentive Compensation. No one at the Company is authorized or permitted to enter into any additional or other agreements, or make any verbal or written representations, regarding incentive compensation for Participants. Nothing in this Program shall be construed to create or imply the creation of a term contract, nor a guarantee of employment for any specific period of


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          time between DigitalNet Government Solutions and any of its divisions or subsidiaries, and any Participant.

      J.  MODIFICATION, SUSPENSION OR TERMINATION

          The Company may unilaterally modify or suspend, at any time, in whole or in part, and if suspended, may reinstate any or all of the provisions of this Program with or without notice. All modifications are effective as of the date designated in the decision made by Management, regardless of when notice of such changes is given.

          The Company, at its sole discretion, may publish revisions to this Program from time-to-time and such revisions shall govern the operation of the Program for all Participants. Modifications of and additions to all or any part of this Program will not necessarily result in the re-publication of the entire Program, but notices of such changes, deletions and additions will be forwarded to all Participants.


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